Exhibit 10.3

PAYMENT WAIVER AGREEMENT

This Payment Waiver Agreement (the “Agreement”) is made and entered into as of August 16, 2009 by and between Goldleaf Financial Solutions, Inc. (“Company”), and G. Lynn Boggs (“Employee”).

W I T N E S S E T H:

WHEREAS, Employee and Company previously entered into an Employment Agreement dated December 9, 2005 that was amended on May 10, 2007 (the “Employment Agreement”);

WHEREAS, Company is contemplating a merger with a wholly-owned subsidiary of Jack Henry & Associates, Inc. (“JKH”) and (the “JKH Merger”); and

WHEREAS, the Board of Directors of Company has requested and Employee has agreed to waive certain contractual rights to receive cash and other consideration with an estimated fair value of between $318,875 and $352,337 in connection with the JKH Merger; and

WHEREAS, Employee has done so in order to induce JKH to directly increase the merger consideration payable to the shareholders of the Company by $318,875; and

WHEREAS, as a condition precedent to such merger consideration increase, JKH has required the execution of this Agreement by Employee to confirm the agreements set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             With respect to the payments set forth in Section 5.c.(ii) of the Employment Agreement, Employee agrees to waive the right to receive $235,077 of the amounts due thereunder.

2.             With respect to the right to continuation of stock options as specified in Section 5.c.(iv) of the Employment Agreement, Employee hereby agrees to forfeit the right to such continuation, which, based upon a Black-Sholes valuation, has an estimated value of between $83,798 and $117,260.

3.             The parties hereto acknowledge and agree that, except as specifically set forth herein, this Agreement shall not affect Employee’s right to receive the severance benefits set forth in the Employment Agreement as a result of the JKH Merger to be paid at Closing. Except as expressly amended hereby, the terms of the Employment Agreement are unmodified and remain in full force and effect. The parties further agree that this waiver, agreed to in connection with the JKH Merger, shall not operate as a waiver of Employee’s payment rights in connection with any other transaction or event.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

/s/ Gregory Lynn Boggs
G. Lynn Boggs

Goldleaf Financial Solutions, Inc.

/s/ Scot Kees

By:	Scot Kees

Title	SVP and General Counsel